EXHIBIT 23.1

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903
Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (No. 333-271604) under the Securities Act of 1933 of our report dated May 3, 2023, except for Note 18, as to which the date is October 18, 2023, with respect to the consolidated balance sheets of Webuy Global Ltd and subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2022 and 2021.

We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 including amendments (No. 333-271604) incorporated by reference in this Registration Statement.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

October 18, 2023